Exhibit 5.1

March 19, 2026

Lithium Americas Corp.

3260 – 666 Burrard Street

Vancouver, British Columbia V6C 2X8

Canada

Dear Sirs/Mesdames:

Re:	Lithium Americas Corp. – Prospectus Supplement Forming Part of Registration

Statement on Form S-3

We have acted as British Columbia counsel to Lithium Americas Corp. (the “Company”) in connection with the preparation of a prospectus supplement (the “Prospectus Supplement”) forming part of a Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “Commission”) May 15, 2025 and declared effective by the Commission on May 23, 2025 (the “Registration Statement”, which also includes a base prospectus (the “Base Prospectus”, and together with the Prospectus Supplement, the “Prospectus”)) under the United States Securities Act of 1933, as amended (the “Act”), relating to the potential issuance and sale by the Company of common shares with no par value of the Company having an aggregate offering price of up to US$250,000,000 pursuant to an equity distribution agreement (the “ATM Shares” and such agreement, the “Distribution Agreement”).

We have examined originals or copies, certified or otherwise identified to our satisfaction of such documents and considered such questions of law as we considered necessary as a basis for our opinion, including the Registration Statement and the Prospectus and resolutions of the board of directors of the Company approving the filing of the Registration Statement and the Prospectus and matters relating thereto. In all such examinations, we have assumed (i) the genuineness of all signatures, the legal capacity of all individuals signing any documents, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies, whether facsimile, photostatic, electronic, certified or otherwise, and (ii) the truthfulness of all facts set forth in the public records and in certificates of public officials.

We have also assumed that in connection with any ATM Shares issued under the Prospectus (i) all required filings relating to, and any approvals for, the Prospectus or any related document has been made and received prior to the issuance of any such ATM Shares, and (ii) any applicable agreement, including the Distribution Agreement, has been, or will be prior to the time of the issuance of the applicable Security (as defined in the Base Prospectus), duly authorized, executed and delivered by the Company and any other party thereto and is enforceable against each such party thereto, and neither the execution and delivery of any such document by any party thereto nor the performance by any party of its obligations thereunder do, or will, violate or conflict with any applicable laws or the constating documents of such party or any requirement or restriction imposed by any court or governmental body having jurisdiction over such party.

March 19, 2026

Our opinion herein is limited to the laws of the Province of British Columbia and the federal laws of Canada applicable therein now in effect on the date hereof (the “Applicable Law”).

Based on and subject to the foregoing assumptions and qualifications, we are of the opinion that:

1.

With respect to the issuance of any ATM Shares which may be offered pursuant to the Prospectus, when (i) the full consideration, in cash, which is at least equal to the issue price of the ATM Shares, has been received by the Company; and (ii) if certificated, the certificates representing the ATM Shares have been duly executed and delivered by the proper officers of the Company to purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Distribution Agreement, the ATM Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the use of our name in, and the filing of this opinion as an exhibit to, the Prospectus. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under the Act. This opinion is expressed as at the date hereof and we disclaim any undertaking or obligation to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in Applicable Law.

Yours truly, /s/ Cassels Brock & Blackwell LLP